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                                                                 EXHIBIT (a)(3)

                        KEMPER MULTI-MARKET INCOME TRUST

                Certificate of Amendment of Declaration of Trust

     The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Multi-Market Income Trust, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Agreement and Declaration of Trust dated January 9, 1989, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on November 29, 2000:

     RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust as set forth below, effective as of January 1, 2001, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:

     The name of the Trust shall be changed from "Kemper Multi-Market Income Trust" to "Scudder Multi-Market Income Trust."

     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


/s/ James E. Akins                      /s/ Frederick T Kelsey
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James E. Akins, Trustee                 Frederick T Kelsey, Trustee


/s/ Linda C. Coughlin                   /s/ Thomas W. Littauer
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Linda C. Coughlin, Trustee              Thomas W. Littauer, Trustee


/s/ James R. Edgar                      /s/ Fred B. Renwick
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James R. Edgar, Trustee                 Fred B. Renwick, Trustee


/s/ Arthur R. Gottschalk                /s/ John G. Wethers
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Arthur R. Gottschalk, Trustee           John G. Wethers, Trustee

Dated: November 29, 2000
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                                                                         (STAMP)


/s/ William Francis Galvin
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